UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2013

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Blvd., Celebration, FL 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On February 6, 2013, John Thomas was appointed to the Board of Directors of Green Earth Technologies, Inc., a Delaware corporation (the “Company”).

.

The principal occupation and brief summary of Mr. Thomas’s background is as follows:

John Thomas brings 30 years as a business leader and expert in the global fuels industry having been accountable for marketing businesses across Europe and North America.  Mr. Thomas retired from BP Plc (formerly British Petroleum) in 2010.  At that time, he was President of the Mid-West Fuels Value Chain, an integrated marketing and refining business. This business comprised two refineries, a set of integrated crude and product pipelines, terminals and a retail and wholesale marketing network.  Mr. Thomas joined the Standard Oil Company of Ohio (Sohio) in 1980 in the Marine Department and held a succession of positions of increasing responsibility in logistics, supply, strategic planning, business development, brand management and marketing operations before his most recent role. Over his career, he served in various senior management positions with affiliates and subsidiaries of BP Plc including Senior Vice President, Global Marketing for Castrol; President, US Convenience Retail; President, West Coast Retail (Arco); Head of Retail Marketing in the United Kingdom and European Marketing Manager in Brussels. During his career, he has been a member of numerous Boards across the US, Europe and Japan.  He holds a Bachelor of Science degree in Transportation and Marketing and a Masters of Business Administration from Syracuse University.  Mr. Thomas is a member of the Chicago Council on Global Affairs and the Chicago Commercial Club.

No family relationship exists between Mr. Thomas and any director or executive officer of the Company.

Item 8.01.                      Other Events.

On February 7, 2013, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 7, 2013.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: February 8, 2013	By:	/s/ Greg Adams
Name: Greg Adams
Title: Chief Operating Officer and Chief Financial Officer